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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pinnacle Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-35603 and 333-85441) on Form S-8 of Pinancle Bancshares, Inc. of our report dated March 15, 2005, with respect to the consolidated statements of financial condition of Pinancle Bancshares, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2004, annual report on Form 10-KSB of Pinnacle Bancshares, Inc.

                                                   /s/ KPMG LLP
Birmingham, Alabama
March 28, 2005